                    AMENDMENT NO. 37 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.




         This AMENDMENT NO. 37 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of this 24th day of March, 2000, by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").


                              W I T N E S S E T H:

         WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

         WHEREAS, pursuant to that Real Estate Sales Contract, dated as of October 20, 1997, by and among The Prime Group, Inc., an Illinois corporation, Prime Group Realty Trust, a Maryland real estate investment trust, Prime Group Realty, L.P., a Delaware limited partnership and the Contributors named therein (the "Agreement"), the Partnership agreed to purchase the Vacant Parcels 2, 3, 6 and 9 in Carol Stream Industrial Business Park, Carol Stream, Illinois (the "Property") upon the fulfillment of certain conditions;

         WHEREAS, the conditions of the Agreement having been fulfilled, the Partnership is acquiring the Property in return for issuing Common Units of Limited Partner Interest to Carol Stream Industrial Park Joint Venture, James M. Kane and Gloria I. Kane; and

         WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts from Carol

Stream Industrial Park Joint Venture the grant of all of its right, title and interest in the Property, a legal description of which is attached hereto as
EXHIBIT 1, as a Capital Contribution in exchange for 272, 126 Common Units of Limited Partner Interest which are hereby issued by the Partnership to Carol Stream Industrial Park Joint Venture, James M. Kane and Gloria I. Kane (each, a "Seller") pursuant to Section 4.3.C of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificates Nos. 64, 65 and 66 of the Partnership.

                  (b) Each of the Common Units of Limited Partner Interest issued to the Sellers pursuant to this SECTION 2 shall have the same terms and provisions as the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that the Exchange Rights relating thereto may be exercised only after the first (1st) anniversary of their issuance (as opposed to November 17, 1998).

                  (c) Each Seller agrees that it has received and reviewed a copy of the Partnership Agreement;

                  (d) Each Seller agrees that it desires to become an Additional Limited Partner in the Partnership in accordance with the terms of the Partnership Agreement;

                  (e) Each Seller, by execution hereof, accepts and agrees that it is bound by all of the terms and provisions of the Partnership Agreement, including without limitation the provisions of Section 2.4 and the restrictions on transfer set forth in Article 11 of the Partnership Agreement;

                  (f) Each Seller assumes all of the obligations of an Additional Limited Partner pursuant to the Partnership Agreement with respect to the Common Units issued to such Seller;

                  (g) Each Seller agrees that the Partnership Agreement shall be binding on and enforceable against such Seller as a Limited Partner in accordance with its terms;

                  (h) Each Seller acknowledges and agrees to the following representations and warranties: (i) such Seller is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"); (ii) such Seller understands the risks of, and other considerations relating to, its acquisition of the Common Units; and
(iii) such Seller, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Common Units,
(x) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type, that it is capable of evaluating the merits and risks of an investment in Common Units of the Partnership and of making an informed investment decision, (y) is capable of protecting its own interests in connection with its acquisition of Common Units or has engaged representatives or advisors to assist such Seller in protecting its interests in connection with its acquisition of Common Units and (z) is capable of bearing the economic risk of such investment in Common Units.

                  (i) Each Seller acknowledges and agrees to the following representations and warranties: (i) the Common Units to be issued to such Seller are acquired by such Seller for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein until and unless the Common Units are exchanged for Common Shares of the Trust following the one year lock-up period applicable to the Common Units, in accordance with the Partnership Agreement; (ii) such Seller hereby confirms that all documents, instruments, records and books pertaining to investment in Common Units of the Partnership and requested by such Seller have been made available or delivered to the undersigned; (iii) such Seller has had an opportunity to ask questions of and receive answers from the Partnership, or from a person or persons acting on the Partnership's behalf, concerning the Partnership, the terms and conditions of the transaction contemplated by this Acknowledgment and Agreement and such Seller's acquisition of Common Units; (iv) such Seller has relied upon, and is making its investment decisions solely upon, such information as has been provided to the undersigned by the Partnership, and such Seller has not relied upon any other information, literature or any oral communications; and (v) such Seller, if an entity, was not formed for the specific purpose of acquiring an interest in the Partnership.

                  (j) Each Seller acknowledges that (i) the Common Units to be issued to such Seller have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws; (ii) the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Seller;
(iii) such Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available; (iv) there is no public market for such Common Units; and (v) the Partnership has no obligation or intention to register such Common Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Each Seller hereby acknowledges that because of the restrictions on transfer or assignment of such Common Units to be issued which are set forth in this Amendment, such Seller may have to bear the economic risk of the investment commitment evidenced by this Amendment and any Common Units acquired as contemplated by this Amendment for an indefinite period of time, and that the Common Units by their terms will not be exchangeable at the request of the holder thereof for Common Shares of the Company prior to the first (1st) anniversary of their issuance.

                  (k) Each Seller acknowledges that its address or principal place of business, as the case may be, is set forth below. Such Seller does not have any present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which its address or present principal place of business, as the case may be, is sited.

         Section 2. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of EXHIBIT A attached hereto. From and after the effectiveness of this Amendment, the amended and restated EXHIBIT A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 3. REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP
                    AGREEMENT.

                  A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                  B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

         Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                                    AMENDMENT NO. 37 TO AMENDED AND RESTATED
                                    AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                    GROUP REALTY, L.P.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                      MANAGING GENERAL PARTNER:

                                      PRIME GROUP REALTY TRUST, a
                                      Maryland real estate investment trust


                                      By:[s] James F. Hoffman
                                         -----------------------------

                                      Name:  James F. Hoffman
                                           ---------------------------


                                      Title: Senior Vice President
                                             -------------------------


                                      LIMITED PARTNERS:

                                      Each Limited Partner hereby executes
                                      this Amendment to the Limited
   Partnership Agreement.

                                      By:      PRIME GROUP REALTY TRUST, a
                                               Maryland real estate investment
                                               trust, as attorney-in fact


                                               By:[s] James F. Hoffman
                                                  -----------------------

                                               Name:  James F. Hoffman
                                                     ---------------------

                                               Title: Senior Vice President
                                                      ---------------------

As to Section 1 hereof,

ACKNOWLEDGED AND AGREED


CAROL STREAM INDUSTRIAL PARK JOINT
VENTURE, an Illinois general partnership

By:      NARCO ENTERPRISES, INC.,
         an Illinois corporation
         Its Managing General Partner


         By:  [s] STEPHEN J. NARDI
              ----------------------
                   Stephen J. Nardi
                   President

                     [s] James M. Kane
                  -----------------------------
                           James M. Kane
                  =============================


                     [s] Gloria I. Kane
                  -----------------------------
                           Gloria I. Kane
                  =============================

                                   EXHIBIT A*

               PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS


                                                                   Number of                      Capital
Managing General Partner                                         Common Units                   Contribution
------------------------                                         ------------                   ------------
Prime Group Realty Trust                                          15,264,835                      **
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601
         Attn:  Richard S. Curto
                James F. Hoffman

General Partner
---------------

The Nardi Group, L.L.C.                                             927,100                     $18,542,000
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Limited Partners
----------------

The Nardi Group, L.L.C.                                             573,096                      $8,354,750
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Carol Stream Industrial Park Joint Venture                          151,621                      $2,146,374
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Edward S. Hadesman
------------------

Trust Dated May 22, 1992                                            398,427                      $7,968,540
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

_____________________________
* As amended by Amendment No. 37 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

**   This amount shall be inserted by the Managing General Partner.

                                 EXHIBIT A-1


                                                                   Number of                     Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------
Carolyn B. Hadesman                                                  54,544                     $1,090,880
Trust Dated May 21, 1992
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Lisa Hadesman 1991 Trust                                             169,053                    $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Cynthia Hadesman 1991 Trust                                          169,053                    $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Tucker B. Magid                                                      33,085                     $  661,700
         545 Ridge Road
         Highland Park, IL 60035

Frances S. Shubert                                                   36,006                     $  720,120
         511 Lynn Terrace
         Waukegan, IL  60085

Sky Harbor Associates                                                62,149                     $1,242,980
         c/o Howard I. Bernstein
         6541 North Kilbourn
         Lincolnwood, IL  60646

Jeffrey A. Patterson                                                 110,000                    $2,200,000
         c/o Prime Group Realty Trust
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601

                                 EXHIBIT A-2


                                                                   Number of                      Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------
Primestone Investment Partners, L.P.                               7,944,893                      **
         c/o The Prime Group, Inc.
         77 West Wacker Drive
         Suite 4200
         Chicago, IL  60601
         Attn:  Paul A. Roehri

Prime Group VI, L.P.                                                304,097                     $6,050,500
         c/o The Prime Group, Inc.
         77 West Wacker Drive
         Suite 4200
         Chicago, IL  60601
         Attn:  Michael W. Reshcke
                Robert J. Rudnik

H Group LLC                                                         88,333                      $1,300,000
         c/o Heitman Financial Ltd.
         180 N. LaSalle
         Suite 3600
         Chicago, IL  60601
         Attn:  Norman Perlmutter

Ray R. Grinvalds                                                     2,608                      $   52,160
         714 Blaine Court
         Schaumburg, IL 60173

Sandra F. Grinvalds                                                  2,608                      $   52,160
         714 Blaine Court
         Schaumburg, IL 60173

Warren H. John, as Trustee of the Warren H. John                    37,259                      $  745,180
Trust dated December 18, 1998
         1730 N. Clark Street
         Chicago, IL  60614

_________________________________
**   This amount shall be inserted by the Managing General Partner.

                                 EXHIBIT A-3


                                                                   Number of                      Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------
James M. Kane                                                       13,606                      $  191,594
Connemara Farm
61 E. Palatine Road
South Barrington, IL 60010

Gloria I. Kane                                                      13,606                      $  191,594
Connemara Farm
61 E. Palatine Road
South Barrington, IL 60010


                                                                   Number of                      Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------
Prime Group Realty Trust                                  2,000,000                                 **
         77 West Wacker Drive                             Convertible Preferred Units
         Suite 3900
         Chicago, IL  60601
         Attn:    Richard S. Curto
                  James F. Hoffman

Prime Group Realty Trust                                  4,000,000                                 **/
         77 West Wacker Drive                             Series B Preferred Units
         Suite 3900
         Chicago, IL  60601
         Attn:    Richard S. Curto
                  James F. Hoffman

____________________________
**   This amount shall be inserted by the Managing General Partner.


                                 EXHIBIT A-4